UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2019 (November 4, 2019)

GENESCO INC.
(Exact name of registrant as specified in its charter)

Tennessee	1-3083		62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1415 Murfreesboro Road	Nashville	Tennessee	37217-2895
(Address of Principal Executive Offices)			(Zip Code)

(615) 367-7000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 4, 2019, Genesco Inc. (the “Company”) announced the retirement of Robert J. Dennis as President and Chief Executive Officer of the Company, effective as of the end of the Company’s current fiscal year ending on February 1, 2020 (the “Effective Time”).

In connection with his retirement, Mr. Dennis has entered into a Transition Agreement with the Company (the “Transition Agreement”) whereby, following the Effective Time and until June 30, 2020 (the “Transition Period”), Mr. Dennis will remain employed by the Company as Executive Chairman of the Company’s board of directors (the “Board”) and will provide certain transition services to the Company. In exchange for such services (and conditioned upon Mr. Dennis’ execution of a general release of claims against the Company), pursuant to the Transition Agreement: (i) Mr. Dennis will receive a monthly salary of $10,000 per month, up to a maximum of $50,000 during the Transition Period; (ii) the Company will reimburse Mr. Dennis for all reasonable, documented expenses of types authorized by the Company and incurred by him during the Transition Period in the performance of his duties under the Transition Agreement; (iii) the Company will provide to Mr. Dennis during the Transition Period employee and fringe benefits under any and all employee benefits plans and programs which are made available to the Company’s executive officers and in which Mr. Dennis participated prior to the Effective Time and remains eligible following the Effective Time; and (iv) in the event of a Change in Control (as defined in the Company’s Second Amended and Restated 2009 Equity Incentive Plan (the “Equity Plan”)) prior to the Effective Time or Mr. Dennis’ earlier termination under conditions specified in the Transition Agreement, any acquiror would not be able to assume Mr. Dennis’s outstanding restricted stock awards, and such awards would be subject to the accelerated vesting provisions applicable to unassumed awards set forth in Section 13.1 of the Equity Plan. Additionally, Mr. Dennis will not be entitled to receive any awards after the Effective Time under any of the Company’s equity incentive plans, and all awards previously granted to Mr. Dennis will continue to vest in accordance with their terms during the Transition Period. Further, Mr. Dennis will be entitled to continue his participation in his bonus plan for the Company’s current fiscal year, and any bonus earned by Mr. Dennis thereunder will be paid when bonuses are paid to other executives of the Company pursuant to the Company’s Second Amended and Restated EVA Incentive Compensation Plan (the “EVA Plan”) for the Company’s current fiscal year.

A copy of the Transition Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement.

On October 30, 2019, Mimi Eckel Vaughn, the Company’s current Chief Operating Officer, was appointed to succeed Mr. Dennis as President and Chief Executive Officer of the Company, effective immediately following the Effective Time. Additionally, the size of the Board has been increased from eight to nine members, and Ms. Vaughn has been appointed as a member of the Board for an initial term beginning on October 30, 2019 and ending on the date of the Company’s annual meeting of shareholders for its current fiscal year.

Ms. Vaughn, 53, joined the Company in September 2003 as Vice President of Strategy and Business Development. She was named Senior Vice President, Strategy and Business Development in October 2006, Senior Vice President of Strategy and Shared Services in April 2009 and Senior Vice President - Finance and Chief Financial Officer in February 2015. In May 1, 2019, Ms. Vaughn was named Chief Operating Officer and continued to serve as Senior Vice President - Finance and Chief Financial Officer until Mel Tucker was appointed as her replacement in June 2019. Prior to joining the Company, Ms. Vaughn was Executive Vice President of Business Development and Marketing, and acting Chief Financial Officer from 2000 to 2001, for Link2Gov Corporation in Nashville. From 1993 to 1999, she was a consultant at McKinsey and Company in Atlanta.

In connection with her appointment as President and Chief Executive Officer of the Company, Ms. Vaughn’s compensation as an executive officer of the Company for the Company’s 2021 fiscal year will be adjusted as follows: (i) Ms. Vaughn will receive an initial annual base salary of $850,000; (ii) Ms. Vaughn will receive an initial long-term incentive grant of restricted stock under the Equity Plan with a grant date fair value currently anticipated to be equal to 195% of Ms. Vaughn’s initial annual base salary (to be granted in June 2020 concurrently with long-term incentive awards to the Company’s other executive officers); and (iii) Ms. Vaughn will receive a one-time grant of stock options under the Equity Plan promptly following the Effective Time with a grant date fair value equal to $500,000.

A press release by the Company announcing the events discussed in this Item 5.02 is filed as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits
The following exhibit is furnished herewith:

Exhibit Number	Description

10.1	Transition Agreement, dated as of October 31, 2019, by and between the Company and Robert J. Dennis
99.1	Press Release dated November 4, 2019, issued by Genesco Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: November 4, 2019	By:	/s/ Mel Tucker
	Name:	Mel Tucker
	Title:	Senior Vice President and Chief Financial Officer